ONEITA INDUSTRIES, INC.

                           Common Stock,
                     Par Value $.25 per share

                         STANDBY AGREEMENT


                                         New York, New York
                                         __________ __, 1996


Robert M. Gintel
6 Greenwich Office Park
Greenwich, Connecticut 06831

Avondale Mills, Inc.
506 South Broad Street
Monroe, Georgia 30655

Dear Sirs:

     Oneita Industries, Inc., a Delaware corporation (the "Company") proposes to issue (the "Rights Offering"), upon the terms and subject to the conditions set forth in the Prospectus (as hereinafter defined), rights (the "Rights") to purchase 1,607,143 shares of its Common Stock, $.25 par value per share (the
"Common Stock"), exercisable at $ 7.00 per share and evidenced by non-transferable certificates (the "Rights Certificates"). Such Rights will be exercisable during the period from the date hereof through 5:00 p.m., New York City time, on ________, 1996. The date on which the Rights Offering expires is referred to as the "Expiration Date." The offer of Common Stock pursuant to the Rights is hereinafter referred to as the "Rights Offering." The Rights and the Common Stock issuable and issued upon exercise thereof are hereinafter sometimes collectively referred to as the "Securities."

     The Securities are described in the Prospectus referred to below. You have advised us that you desire to purchase from the Company that number of shares of Common Stock which equals the excess, if any, of 1,607,143 shares [$11,250,000 in value] over that number of shares subscribed for in the Rights Offering upon the expiration thereof (the "Unsubscribed Securities" or the "Shares"). You are each sometimes hereinafter individually referred to as a Standby Purchaser and collectively as the Standby Purchasers and the Company hereby confirms its agreement with each of you as follows:

     1. Purchase and Sale of Unsubscribed Securities. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell the Unsubscribed

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Securities to the Standby  Purchasers in the  proportion set forth in Schedule A hereto, and each Standby Purchaser severally agrees to purchase the Unsubscribed Securities from the Company in the proportion set forth in Schedule A hereto, at a purchase price of $7.00 per share. Notwithstanding the foregoing, the parties acknowledge that the Company will not issue more than 1,607,143 shares of Common Stock in the Rights Offering, that the Standby Purchasers' maximum aggregate standby commitment will not exceed the difference obtained by subtracting from $11,250,000 the aggregate of all subscription proceeds received by the Company from stockholders in the Rights Offering and that Robert M. Gintel's and Avondale Mills, Inc.'s individual maximum standby commitments shall not exceed $3,750,000 and $7,500,000, respectively.

     2. Payment and Delivery. Payment for the Unsubscribed Securities shall be made by the Standby Purchasers to the Company, at the election of the Standby Purchasers, either by (a) tendering to the Company for credit against the subscription price (to the extent of the then outstanding principal amount of, and any accrued and unpaid interest on), those certain 10% Subordinated Notes of the Company dated January 26, 1996 issued to the Standby Purchasers or (b) wire transfer to an account designated by the Company. Such payment and delivery shall be made at 10:00 A.M., New York City Time, on the fifth business day following the Expiration Date, the date and time of such payment and delivery being herein called the "Closing Date". The Securities so to be delivered will be in such denominations and registered in such names as the Standby Purchasers request, and will be made available to the Standby Purchasers for inspection not less than one full business day prior to the Closing Date.

           3. Registration Statement and Prospectus; Public Offering. The Company will file with the Securities and Exchange Commission (the
"Commission"),  pursuant  to  the  Securities  Act  of  1933,  as  amended  (the
"Securities Act"), and the published rules and regulations adopted by the Commission under it (the "Rules"), a registration statement, including a preliminary prospectus, relating to the Securities, and such amendments to such registration statement as may have been required to the date of this Agreement. The term "preliminary prospectus" means any preliminary prospectus (as referred to in Rule 430 of the Rules) included at any time as a part of the registration statement and any preliminary prospectus included in the registration statement at the Effective Date (as defined below) that omits information with respect to the Securities and the offering of the Securities permitted to be omitted from the registration statement when it becomes effective pursuant to Rule 430A of the Rules ("Rule 430A Information"). If a further amendment to the registration statement is required to be filed pursuant to Rule 424(b) of the Rules, such further amendment (the "Final Amendment") to the registration statement, including a form of prospectus, necessary to permit such registration statement to become effective will be prepared by the Company and submitted to the Standby Purchasers and will promptly be filed by the Company with the Commission. The registration statement as amended at the time it becomes effective (the "Effective Date"), including financial statements and all exhibits, is called the "Registration Statement." The term "Prospectus" means the prospectus containing the Rule 430A Information as first filed with the Commission pursuant to Rule 424(b) of the Rules or, if no such filing pursuant to Rule 424(b) of the Rules is required, means the form of final prospectus included in the Registration Statement at the Effective Date.

     4. Representations and Warranties. The Company represents and warrants to and agrees with the Standby Purchasers that:

     (a) On the Effective Date and the date the Prospectus is first filed (if required) with the Commission pursuant to Rule 424(b) and, if the Prospectus is not filed pursuant to Rule 424(b) of the Rules, on the date of any filing pursuant to Rule 424(b) of the Rules, when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date, the Registration Statement, the Prospectus and any such amendment or supplement will comply in all material respects, with the requirements of the Securities Act and the Rules, and no part of the Registration Statement, the Prospectus or any such amendment or supplement will include any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it not misleading; except that this representation does not apply to statements or omissions made in reliance on and in conformity with information relating to the Standby Purchasers furnished in writing to the Company by the Standby Purchasers expressly for use in the Registration Statement, Prospectus, amendment or supplement.

     (b) The holders of outstanding shares of capital stock of the Company and warrants, options or other securities to purchase shares of capital stock of the Company are not entitled to any preemptive rights to subscribe for the Shares. All holders, if any, of shares of common stock or other securities of the Company having rights to have such securities registered in the Registration Statement have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

     (c) The Company is a corporation duly organized and validly existing, is in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as described in the Prospectus. The Company is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required, provided however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on its operations or financial condition. Each "significant" subsidiary of the Company (as defined in Rule 1.02 of the Commission's Regulation S-X, the "Subsidiaries") is duly organized and validly existing, is in good standing under the laws of its state of incorporation, has all requisite power and authority to duly carry on its business as described in the Prospectus and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required, provided, however, that such Subsidiary need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on its operations or financial condition.

     (d) The Company has a duly authorized and outstanding capitalization as set forth in the Prospectus and the Securities conform to the description thereof contained therein and such description conforms with the rights set forth in the instruments defining the same.

     (e) The financial statements and schedules filed with and as part of the Registration Statement present fairly the financial position of the Company and the Subsidiaries as of the respective dates thereof and the results of operations of the Company and the Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted principles of accounting applied on a consistent basis throughout the entire period involved and from period to period. Since the respective dates of such financial statements there has been no material adverse change in the condition or general affairs of the Company or of any of the Subsidiaries, financial or otherwise, other than as referred to in the Prospectus.

     (f) The Rights Certificates, Rights and Common Stock issuable upon exercise of the Rights have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable and the holders thereof will not be subject to personal liability by reason of being such holders; such securities are not subject to the preemptive rights of any stockholder of the Company; and the Common Stock has been duly authorized for listing on the New York Stock Exchange upon official notice of issuance.

     (g) Arthur Andersen LLP, who are certifying the financial statements filed with the Commission as a part of the Registration Statement, are independent public accountants as required by the Securities Act and the Rules.

     (h) The issuance of the Rights Certificates and the Securities and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of the Rights Certificates and this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or give rise to rights of termination under, any deed of trust, lease, sublease, the Certificate of Incorporation or by-laws of the Company or of any of the Subsidiaries, or any indenture, mortgage, or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries, or the property of any of them, is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries, or the properties or operations of any of them.

     Each of the Standby Purchasers represents and warrants to the Company that he or it (as the case may be), as of the date of this Agreement, has the financial wherewithal to honor his or its respective commitments hereunder.

     5. Subscription Offer. The Company will offer to holders of its Common Stock of record at the close of business on _____________, 1996 the right to purchase shares of Common Stock at a price of $7.00 per share on the basis of one right to purchase one-quarter of one share of Common Stock for every share of Common Stock held. The Company will, or will cause its Transfer Agent to, mail Rights Certificates to such holders of Common Stock as promptly as practicable after the Registration Statement becomes effective, and in any event will complete such mailing not later than midnight on the day next succeeding the effective date of the Registration Statement, unless you shall consent to a later time in writing.

     At the time of the commencement of the mailing ("Time of Mailing") of the Rights Certificates to such holders, the Company will notify each of the Standby Purchasers of such mailing, and the Company will advise each of the Standby

Purchasers daily during the period of such offer of the subscriptions received and of sales. Not later than 10 A.M., New York City Time, on the first full business day following the Expiration Date, the Company will notify each Standby Purchaser by telephone of the total number of shares of Common Stock subscribed for by holders of Rights Certificates and the resulting amount of Unsubscribed Securities and will confirm such notice in writing. The Standby Purchasers shall be entitled to rely on such notice as to the amount of Unsubscribed Securities to be purchased by them in accordance with Schedule A hereto.

     6.  Restricted  Nature  of  Unsubscribed  Securities.  Each of the  Standby
Purchasers acknowledges that the Unsubscribed Securities, in its or his hands, as the case may be, will be restricted securities which may not be sold or offered for sale in the absence of an effective registration statement as to such Unsubscribed Securities under the Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required. In this regard, the parties hereto have entered into a Registration Rights Agreement, substantially in the form of Schedule B hereto, pursuant to which, among other things, the Company granted the Standby Purchasers certain registration rights with respect to the Unsubscribed Securities.

     7. Certain Covenants of the Company. In further consideration of the agreements of the Standby Purchasers herein contained, the Company covenants as follows:

     (a) The Company will not at any time, whether before or after the Registration Statement shall have become effective, file or make any amendment or supplement to the Registration Statement or Prospectus of which you shall not have previously been advised and furnished a copy, or to which you shall reasonably object in writing.

     (b) The Company will use its best efforts to cause the Registration Statement to become effective and will advise you immediately, and confirm the advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the necessity of amending or supplementing the Prospectus or any amended Prospectus in order to then meet the requirements of the Securities Act, (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary or amended preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if issued.

     (c) The Company will deliver to the Standby Purchasers, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary or amended preliminary prospectus as the Standby Purchasers may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to the Standby Purchasers, without charge, as soon as the Registration

Statement shall have become effective and thereafter from time to time as requested, such number of copies of the Prospectus (as supplemented or amended, if the Company shall have made any supplements or amendments to the Prospectus) as the Standby Purchasers may reasonably request. The Company has furnished or will furnish to you two signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, and three copies of all exhibits filed therewith or incorporated therein by reference and signed copies of all consents and certificates of experts.

     (d) The Company will comply to the best of its ability with the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder so as to permit the continuance of sales of, and dealings in, the Securities under the Securities Act and the Exchange Act. Subject to the provisions of subsection (a) of this
Section 7, if at any time when a Prospectus is required to be delivered under the Securities Act (i) an event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading or to make the Prospectus comply with the Securities Act or (ii) the proposed offering of the Securities makes it necessary to amend or supplement the Prospectus, the Company promptly will amend or supplement the Prospectus (and if a Post-Effective Amendment to the Registration Statement is necessary in connection therewith, will promptly prepare and file the same and will use its best efforts to cause the same to become effective) as necessary to permit the lawful use of the Prospectus in connection with the distribution of the Securities.

     (e) The Company will comply to the best of its ability with blue sky laws so as to permit the continuance of sales of and dealings in the Unsubscribed Securities thereunder. The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction. The Company will take the necessary action to qualify the Securities (and, to the extent necessary, the Rights Certificates) in connection with the offer and sale thereof by the Company, under the laws of such jurisdictions as may be deemed advisable by the Company in respect of the offer of the Securities to the holders of its Common Stock and Rights Certificates.

     (f) The Company will make generally available to its security holders, by mailing to its then security holders, as soon as practicable and in no event later than the 15th full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement satisfying the provisions of
Section 11 (a) of the Securities Act and Rule 158 of the Rules.

     (g) The Company will pay and bear all costs and expenses in connection with
(i) the preparation, printing and filing with the Commission of the Registration Statement (including financial statements and exhibits), preliminary prospectuses and Prospectus and any amendments or supplements thereto, (ii) the printing of this Agreement and the agreements and other printed matter used by you in connection with the marketing of the Securities and the publication of any related advertisements, (iii) the issue and delivery of the Unsubscribed Securities hereunder to the Standby Purchasers, including all Federal and other taxes on the issue by or any transfer of the Unsubscribed Securities from the

Company to the Standby Purchasers (but not on any transfer by the Standby Purchasers of the Unsubscribed Securities or of the right to receive the same),
(iv) the qualifying of the Securities and the Rights Certificates under the laws of certain jurisdictions as aforesaid, including filing fees and fees and disbursements of counsel (who may be counsel for the Standby Purchasers) in connection therewith, (v) the cost of furnishing to the Standby Purchasers copies of the Registration Statement, preliminary and amended preliminary prospectuses and Prospectus and all supplements and amendments thereto, as herein provided and (vi) the legal expenses of the Standby Purchasers incidental to the preparation of, and the consummation by the Standby Purchasers of the transactions contemplated by, this Agreement.

     (h) The Company will do all things necessary to maintain the exerciseability of the Rights, including, but not limited to, maintaining at all times sufficient reserved, authorized but unissued shares of Common Stock for issuance upon exercise thereof.

     (i) The Company will use its best efforts to add the Standby Purchasers as additional insureds on any insurance policy which provides insurance against liabilities which may be asserted in connection with the Rights Offerings.

     8. Conditions of Obligations of the Standby Purchasers and of Company. The obligations of the Standby Purchasers to purchase and pay for the Unsubscribed Securities which they have agreed to purchase hereunder are subject to the accuracy (as of the date hereof and the Closing Date) of and compliance with the representations and warranties of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions.

     (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City Time, on __________, 1996 or at such later time on such later date as you may agree to in writing; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with.

     (b) The Time of Mailing shall have occurred not later than 5:30 P.M., New York City Time, on ___________, 1996 or at such later time on such date as you may agree to in writing; prior to the Time of Mailing, the issuance and sale of the Securities shall have been approved by all requisite corporate action.

     (c) At the Time of Mailing, and at the Closing Date, there shall have been delivered to you a signed opinion of Blau Kramer Wactlar & Lieberman, P.C., as counsel for the Company, dated as of the Time of Mailing and the Closing Date, respectively, in form and substance satisfactory to Reid & Priest LLP, counsel for the Standby Purchasers.

     (d) At the Time of Mailing, and at the Closing Date, there shall have been delivered to you a signed letter of Arthur Andersen LLP, in form and substance reasonably satisfactory to you, dated as of the Time of Mailing and the Closing Date, respectively.

     (e) At the  Time  of  Mailing,  (i)  the  Registration  Statement  and  the
Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and in all material respects shall conform to the requirements of the Securities Act and the Rules, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the respective dates as of which information is given there shall have been no material adverse change in the business, properties or financial condition of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement indicates might occur after the effective date of the Registration Statement, and since September 30, 1995 there shall have been no material transaction, contract or agreement entered into by the Company other than in the ordinary course of business which is not referred to in the Registration Statement, and
(iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which would be required to be set forth in the Registration Statement other than as set forth therein, and no proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, financial condition or income of the Company, other than as set forth in the Registration Statement; and the Standby Purchasers shall have received, at the Time of Mailing, certificates of the President or a Vice-President, and the Treasurer or an Assistant Treasurer, of the Company, dated as of the Time of Mailing, evidencing compliance with the provisions of this subsection (e).

     (f) All proceedings taken at or prior to the Time of Mailing and the Closing Date, respectively, in connection with the authorization, issue and sale of the Securities and the authorization and issue of the Rights Certificates shall be reasonably satisfactory in form and substance to you and to your counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it reasonably requests to verify the accuracy and completeness of any of the representations, warranties, or statements, the performance of any covenants of the Company, or the compliance with any of the conditions, herein contained.

     (g) At the Closing Date, the Company shall have delivered to the Standby Purchasers a certificate of the President of the Company dated the Closing Date certifying that the representations and warranties of the Company set forth herein are true and correct as of the Closing Date.

           In case any of the conditions specified above in this Section 8 shall not have been fulfilled, this Agreement may be terminated by either of you on notice to the Company.

     The obligation of the Company to sell and deliver the Unsubscribed Securities is subject to the following conditions: The Registration Statement shall have become effective not later than 5:30 P.M., New York City Time, on ___________, 1996, or at such later time or on such later date as the Company may agree to in writing; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission. In case any of the conditions specified in this paragraph shall not have been fulfilled, this Agreement, upon notice to you, may be terminated by the Company.

     9. Indemnification. (a) The Company will indemnify and hold harmless each of the Standby Purchasers and its respective directors, officers, employees and agents, and each person, if any, who controls each Standby Purchaser within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, the "Losses"), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, damage or liability is based on an untrue statement or omission or alleged untrue statement or omission (i) made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of the Standby Purchaser expressly for use in the document or (ii) in a preliminary prospectus if the Prospectus corrects the untrue statement or omission or alleged untrue statement or omission which is the basis of the loss, claim, damage or liability for which indemnification is sought and a copy of the Prospectus was not sent or given to such person at or before the confirmation of the sale to such person in any case where such delivery is required by the Securities Act, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 7(c). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     (b) The Standby Purchasers will indemnify and hold harmless the Company and its directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the foregoing indemnity from the Company to the Standby Purchasers, but only insofar as Losses arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in or in reliance on and in conformity with information furnished in writing to the Company by or on behalf of the Standby Purchasers expressly for use in preparation of the documents in which the statement or omission is made or alleged to be made. This indemnity agreement will be in addition to any liability that the Standby Purchasers might otherwise have.

     (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation previously incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the fees and expenses of counsel will be at the expense of the indemnifying party or parties. All such fees and expenses will be reimbursed promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties.

     10. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities and agreements of the Company and the Standby Purchasers made in this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, or any Standby Purchaser or controlling person and will survive delivery of and payment for the Unsubscribed Securities.

     11. Termination. Notwithstanding any provision to the contrary contained herein, either of the Standby Purchasers shall have the right to terminate this Agreement, by written notice addressed to the Company, if the Rights Offering is not consummated by May 31, 1996.

     12. Obligations. The parties hereto acknowledge that the obligations of the Standby Purchasers under this Agreement are several and not joint.

     13. Miscellaneous. (a) This Agreement contains the entire agreement among the parties hereto with respect to the subject matter herein, and cannot be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought.

     (b) Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail or overnight courier as follows:

           (i)  If to the Company:

                4130 Faber Place
                Suite 200
                Ashley Corporate Center
                Charleston, South Carolina 29405
                Attn:     President

                with a copy to:

                Blau, Kramer, Wactlar & Lieberman, P.C.
                100 Jericho Quadrangle
                Jericho, New York  11753
                Attn: Edward I. Kramer

     (ii) If to the Standby Purchasers, at their respective addresses specified on page one hereof or to such other address as any party hereto hereinafter designates in writing to any other party hereto, with a copy, in the case of Robert M. Gintel, to:

                Reid & Priest LLP
                40 West 57th Street
                New York, New York 10019
                Attn: Leonard Gubar


                and with a copy, in the case of Avondale Mills, Inc. to:

                King & Spalding
                191 Peachtree Street
                Atlanta, Georgia 30303
                Attn: Michael J. Egan III

     (c) The captions herein are inserted for convenience only and shall not affect the construction of this Agreement.

     (d) This Agreement is executed and delivered in, and shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

     (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                                    Very truly yours,

                                    ONEITA INDUSTRIES, INC.


                                    By:  ______________________
                                         Title: President
Accepted and Agreed to as of
the Date First Above Written:


----------------------------
Robert M. Gintel


AVONDALE MILLS, INC.

By:   ______________________
      Title:

                            SCHEDULE A

               ALLOCATION OF UNSUBSCRIBED SECURITIES


     The first 750,000 shares of Unsubscribed Securities will be purchased by Avondale Mills, Inc.

     The next block of Unsubscribed Securities will be purchased by the Standby Purchasers as follows, subject to Avondale Mills, Inc.'s maximum cumulative Standby Commitment of $7,500,000:

           Robert M. Gintel -       50%
           Avondale Mills, Inc. -   50%

     The balance of the Unsubscribed Securities will be purchased by Mr. Gintel, subject to his maximum cumulative Standby Commitment of $3,750,000.